UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018 (January 29, 2018)

SRC Energy Inc.
(Exact name of registrant as specified in its charter)
______________________________

COLORADO (State or other jurisdiction of incorporation or organization)	001-35245 (Commission File Number)	20-2835920 (I.R.S. Employer Identification Number)

1675 Broadway, Suite 2600
Denver, Colorado 80202

Registrant’s telephone number, including area code: (720) 616-4300

N/A
(Former name or former address, if changed since last report)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    □

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 29, 2018, the Board of Directors of SRC Energy Inc. (the “Company”) appointed Jennifer S. Zucker as a director of the Company, effective January 29, 2018, to serve for a term expiring at the Company’s 2018 annual meeting of stockholders. The board has determined not to appoint Ms. Zucker to any committees of the board at the time of her appointment.
Ms. Zucker is an attorney who joined Greenberg Traurig, LLP in Washington D.C. as a partner in January 2018. Prior to that, Ms. Zucker was a partner at Wiley Rein LLP. Ms. Zucker’s legal experience includes government contracting matters relating to a variety of industries, including defense, intelligence, technology and software, government services, management consulting, and private equity investment. Since 2005, Ms. Zucker has been a Colonel in the U.S. Army Reserve.
Ms. Zucker will participate in the Company’s standard non-employee director compensation arrangements (on a pro-rated basis for her initial period of service) pursuant to which she will receive an annual retainer of $60,000, payable in shares of cash or stock, an annual stock grant with a value of $150,000 and annual retainers for committee service. In connection with her appointment, Ms. Zucker will also enter into an indemnification agreement with the Company; a form of the agreement was filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended August 31, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 30, 2018
SRC Energy Inc.

By:	/s/ Lynn A. Peterson
Lynn A. Peterson
President and Chief Executive Officer